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                 BERLITZ INTERNATIONAL, INC.

                             NEW
                          LONG TERM
            EXECUTIVE INCENTIVE COMPENSATION PLAN

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                 BERLITZ INTERNATIONAL, INC.

                             NEW
                          LONG TERM
            EXECUTIVE INCENTIVE COMPENSATION PLAN



SECTION 1.  PURPOSE.

          The purpose of this Plan is to promote the interests of the

Company by (a) attracting, motivating and retaining executive personnel of outstanding ability; (b) focusing the attention of executive management prospectively on achievement of sustained long term results;

(c) fostering management's attention on overall corporate performance and thereby promoting cooperation and teamwork among management of the operating units; and (d) providing executives with a direct economic interest in the attainment of demanding long term business objectives.


SECTION 2.  DEFINITIONS.

          As used in this Plan, the following capitalized terms shall have the following meanings:

               (a)   "AFFILIATE" shall mean any entity controlling,

controlled by or under common control with, the Company.

               (b)   "AMORTIZATION" shall mean amortization of goodwill.

               (c)   "BOARD OF DIRECTORS" shall mean the board of

directors of the Company, as constituted from time to time.

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               (d)   "CAUSE" shall mean (i) serious and repeated willful

misconduct in respect of a Participant's duties which has resulted in material, economic damages to the Company or any Subsidiary, and, to the extent such misconduct is susceptible to being cured, such misconduct continues for thirty days following written notice to the Participant by the Company detailing such misconduct, (ii) the final, unappealable conviction in a court of law of any crime or offense (A) for which the

Participant is imprisoned for a term of six months or more or (B) that involves the commission of fraud or theft against, or embezzlement from,

the Company or any Subsidiary, or (iii) chronic alcoholism or abuse of controlled substances.

               (e)   "CODE" shall mean the Internal Revenue Code of 1986,

as amended.

               (f)  "COMMITTEE" shall mean the Compensation Committee of

the Board of Directors, as constituted from time to time.

               (g)   "COMPANY" shall mean Berlitz International, Inc., a

New York corporation.

               (h)   "EARNINGS" shall mean net earnings from continuing

operations of the Company and its Subsidiaries and before the cumulative effect of accounting charges and extraordinary items.

               (i)  "EFFECTIVE DATE" shall mean September 16, 1996.

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               (j)  "EMPLOYEE" shall mean a regular full-time employee of the Company or any of its Subsidiaries.

               (k)  "GRADES 1-3" shall mean those employment positions of the Company or a Subsidiary thereof categorized by "Employment Grades",

as the Committee may determine in its sole discretion.

               (l)   "MATURITY DATE" shall mean December 31, 1998.

               (m)   "MAXIMUM AWARD" shall mean the maximum amount of an

award payable to a Participant, as granted by the Committee pursuant to

Section 4(c) of the Plan.

               (n)   "1998 EBITA" shall mean Earnings Before Interest

Expense or Interest Income and Taxes and Amortization for the year ending

December 31, 1998 (and before any 1998 accrual for any payments under the

Plan).

               (o)   "1998 SALES" shall mean sales of the Company and its

Subsidiaries for the year ended December 31, 1998 in accordance with the

Company's revenue recognition policies and generally accepted accounting principles.

               (p)   "OTHER COMPENSATION" shall mean all "applicable

employee remuneration" (within the meaning of Section 162(m) of the Code)

paid by the Company to a Participant (other than compensation payable under this Plan).

               (q)   "PARTICIPANT" shall mean those Employees designated

to participate in the Plan pursuant to Section 3 hereof.

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               (r)   "PARTICIPANT PAYOUT" shall mean an amount determined

by multiplying the Participant's Maximum Award by the Total Performance

Measure as set forth in Section 4(a) hereunder.  If applicable, the

Participant Payout for any given Participant shall be pro-rated in the manner specified in Section 6.

               (s)   "PLAN" shall mean this New Long Term Executive

Incentive Compensation Plan, as may be amended from time to time.

               (t)   "SUBSIDIARY" shall mean any entity of which the

Company owns, directly or indirectly, securities or other interests of such entity possessing 50% or more of the total combined voting power.

               (u)   "TOTAL PERFORMANCE MEASURE" shall have the meaning

set forth in Section 4(b) hereof.


SECTION 3.  ELIGIBILITY.

          Participants in the Plan shall consist of those key executive employees (including officers and the Chairman of the Board of Directors)

designated by the Committee who, in the sole and absolute discretion of the Committee, have a significant impact on the Company's financial results.  The Committee has designated all Employees on the Effective

Date in Grades 1-3 and the Chairman of the Board of Directors as

Participants in the Plan.

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SECTION 4.  INCENTIVE AWARDS.

          Awards to Participants under the Plan are potential awards that will be paid if and to the extent that certain financial goals are achieved.

               (a)  PARTICIPANT PAYOUT.  If the requirements of the Plan

as specified in paragraph (b) of this Section 4 have been attained, each

Participant under the Plan shall receive a Participant Payout determined by multiplying (i) the Participant's Maximum Award granted pursuant to

Section 4(c) by (ii) the Total Performance Measure, as described in

Section 4(b), at the time and in the manner set forth in Section 5 below.

               (b)   TOTAL PERFORMANCE MEASURE. Each of an EBITA financial

performance measure and a Sales performance measure at the Maturity Date shall be the basis for the Total Performance Measure for each Participant as follows:

                  (i)  If (a) 1998 EBITA is equal to or greater than $55

million AND (b) 1998 Sales is equal to or greater than $500 million, the

Total Performance Measure shall equal 100%;

                 (ii)  If the performance measures set forth in (i)(a)

and/or (i)(b) above are not satisfied, but (a) 1998 EBITA is equal to or greater than $47.5 million AND (b) 1998 Sales is equal to greater than

$450 million, the Total Performance Measure shall equal 75%; and

                (iii)  If the performance measures set forth in (ii)(a)

and/or (ii)(b) above are not satisfied, but


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(a) 1998 EBITA is equal to or greater than $40 million AND (b) 1998 Sales is equal to or greater than $400 million, the Total Performance Measure shall equal 50%.

          In the event that either 1998 EBITA is less than $40 million or

1998 Sales is less than $400 million, the Total Performance Measure shall equal zero.

               (c)   MAXIMUM AWARD.  The Committee shall determine the

Maximum Award to which each Participant under the Plan shall be entitled,

PROVIDED, HOWEVER, that the sum of the Maximum Awards granted to all

Participants in the Plan shall not exceed $5 million.  The Maximum Awards granted to Participants in the Plan on the Effective Date are set forth on Exhibit A hereto.


SECTION 5.  FORM AND TIME OF AWARD PAYMENTS.

          (a)   PARTICIPANT DEFERRAL ELECTION.  Except as otherwise

provided for in this Section 5, a Participant Payout shall be paid to the

Participant not later than 30 days after the date of the opinion of the

Company's independent auditors certifying the Company's financial results for the 1998 calendar year (the "Payout Date"), unless, prior to

December 31, 1997, such Participant otherwise irrevocably elects to have all or a portion of his Participant Payout paid at a later date not earlier than one year after, and not later than five years after, the

Payout Date (the "Deferred Payout Date").  If a Participant elects to have all or a portion of his Participant Payout deferred

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pursuant to the foregoing sentence, the deferred amount of his Participant

Payout shall be credited with interest from the Payout Date until the

Deferred Payout Date at the Prime Rate set by the Federal Reserve Bank of

New York on the Payout Date, adjusted semi-annually as of each June 30 and

December 31.

          (b)   PARTICIPANT PAYOUT DEFERRAL.  If, in any calendar year,

the aggregate of the Participant Payout and the Other Compensation to

which a Participant shall be entitled (the "Total Compensation") exceeds the limitation under Section 162(m) of the Code, the amount of the

Participant Payout to be distributed to such Participant in such calendar year shall be reduced by the amount such Total Compensation exceeds such limitation (the "Deferred Participant Payout").  The distribution of the

Deferred Participant Payout shall be deferred and paid to such

Participant on the anniversary and, if necessary, subsequent anniversaries, of such Payout Date or Deferred Payout Date, as the case may be, to the extent the Deferred Participant Payout and the Other

Compensation in such calendar year do not exceed the limitation under

Section 162(m) of the Code, until the Participant Payout is fully distributed.  In the event that the Participant's employment is terminated prior to completing distribution of the Deferred Participant

Payout, all amounts shall be distributed in a lump sum no later than the

10th day following the Participant's termination of employment for any reason.  All amounts

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deferred pursuant to this paragraph (b) shall earn interest at the

Prime Rate set by the Federal Reserve Bank of New York on the

Payout Date or Deferred Payout Date, as the case may be, adjusted semi-annually as of each June 30 and December 31.


SECTION 6.  DEATH, DISABILITY, RETIREMENT, TRANSFER AND
            TERMINATION OF EMPLOYMENT.

               (a)   DEATH, DISABILITY, RETIREMENT, AFFILIATE TRANSFER, OR

TERMINATION WITHOUT CAUSE.  If prior to the Maturity Date, a Participant dies, becomes disabled, retires under a retirement plan of the Company or a Subsidiary, or if a Participant's employment is terminated by the

Company prior to such date other than for Cause, or if a Participant is transferred to the employ of an Affiliate (other than a Subsidiary), a pro rata portion of the award payment to which such Participant would have become entitled hereunder shall be paid to the Participant in accordance with the terms of this Plan.  Such pro rata portion shall bear the same ratio to the total award payment as the number of months such

Participant was employed between the Effective Date and the end of the month in which such termination of employment or transfer occurs bears to

28.  In the event the Participant's employment is terminated by the

Company other than for Cause, the Participant shall forfeit his or her award payment hereunder if, before the award payment is made, such

Participant violates a non-compete provision in any applicable employment agreement.

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               (b)   VOLUNTARY TERMINATION OR TERMINATION FOR CAUSE.  A

Participant who voluntarily terminates his employment on or prior to the

Maturity Date or a Participant whose employment is terminated for Cause at any time prior to payment of any award hereunder shall forfeit any right to receive any award payment.  Any Participant who voluntarily terminates his employment after the Maturity Date, but before the payment of any award amount to which such Participant is otherwise entitled hereunder, shall be paid such award amount in accordance with the other provisions of this Plan.  It is expressly understood that none of the events described in Section 6(a) above shall be deemed a voluntary termination by such Participant pursuant to this Section 6(b).


SECTION 7.  ADMINISTRATION.

          The Plan shall be administered by the Committee.  The Committee shall have full power and authority to interpret and to construe the

Plan, and all such interpretations as well as all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.


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SECTION 8.  AMENDMENTS.

          The Committee may amend or alter the Plan, but no amendment or alteration shall be made that shall impair the rights of any Participant hereunder without the Participant's consent.


SECTION 9.  MISCELLANEOUS.

               (a)   NO RIGHT TO AWARDS OR CONTINUED EMPLOYMENT.  No

Employee shall have any claim or right to be granted an award under the

Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or a Subsidiary thereof.

               (b)   UNFUNDED PLAN.  This Plan shall be unfunded.  The

Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

               (c)   TAXES.  The Company or any Subsidiary shall have the

right to deduct from all awards paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

               (d)   DETERMINATION OF EBITA.  In determining EBITA for

purposes of this Plan, (i) the operations of any company or business acquired during the period on or after January 1, 1998 and on or before the Maturity Date along with any income or expense relating to such acquisition,


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will be included, and (ii) in the case of any company or

business divested during the period on or after January 1, 1998 and on or before the Maturity Date, the results of the operations until divestiture and the gain or loss resulting upon such divestiture shall be included for the period on or after the Effective Date and on or before the

Maturity Date, along with any income or expense relating to such divestiture.

               (e)   NON-TRANSFERABILITY.  No award made hereunder may be

assigned, pledged or transferred, except, in the event of death of a

Participant, by will or the laws of descent and distribution, and any attempt to assign, pledge or transfer such rights shall be void.

               (f)   RELATIONSHIP TO OTHER BENEFITS.  No payment under the

Plan shall be taken into account in determining any benefits under any pension, profit sharing, group insurance or other benefit plan of the

Company or any of its Subsidiaries.

               (g)   GOVERNING LAW.  This Plan shall be governed by and

construed in accordance with laws of the State of New York applicable to agreements made and to be performed entirely within such state (without regard to any conflict of law provisions that might indicate the applicability of any other laws).


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SECTION 10.  EFFECTIVE DATE.

          This Plan shall become effective on the Effective Date.

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                    EXHIBIT A - MAXIMUM AWARDS



NAME                         MAXIMUM AWARD


S. Fukutake                   $1,224,085.00

H. Yokoi                        $882,223.00

S. Kojima                       $310,432.00

R. Minsky                       $330,834.00

M. Fernandez                    $330,834.00

H. James                        $230,481.00

J. Okazaki                      $174,790.00

A. Tedesco                      $165,417.00

I. Hisai                        $156,595.00

R. Hendon                       $174,790.00

W. Wiedeler                     $165,417.00

J. Alvarino                     $165,417.00

A. Gatoff                       $128,474.00

D. Horn                         $128,474.00

M. Strumpen-Darrie              $128,474.00

F. Garton                       $156,043.00

B. Kelly                        $147,220.00
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             TOTAL            $5,000,000.00